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                                                                     EXHIBIT 5.1

                         [HALE AND DORR LLP LETTERHEAD]


                                                                 August 19, 2003

The Yankee Candle Company, Inc.
16 Yankee Candle Way
South Deerfield, Massachusetts 01373

Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on August 19, 2003 under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 9,317,275 shares of Common Stock, $.01 par value per share (the "Shares"), of The Yankee Candle Company, Inc., a Massachusetts corporation (the "Company").

The Shares are to be sold by certain stockholders of the Company (the "Selling Stockholders").

We are acting as counsel for the Company in connection with the sale by the Selling Stockholders of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Articles of Organization and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Our opinion, insofar as it relates to the Selling Stockholders' shares being fully paid, is based solely on a certificate of the Treasurer of the Company confirming the Company's receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions,
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The Yankee Candle Company, Inc.
August 19, 2003
Page 2

and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                          Very truly yours,



                                                          HALE AND DORR LLP